Exhibit 99.1

STOCK-TRAK, INC.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005
AND FOR THE YEARS THEN ENDED

To The Board of Directors
Stock-Trak, Inc.

Atlanta, Georgia

We have audited the accompanying balance sheets of Stock-Trak, Inc.(a Georgia Corporation) as of December 31, 2006 and 2005 and the related statements of operations, changes in stockholder’s equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stock-Trak, Inc. as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Aarons Grant & Habif, LLC
February 3, 2007

3500 Piedmont Road, Suite 600, Atlanta, Georgia 30305, Phone 404-233-5486, Fax 404-237-8325
E-mail cpa@aghllc.com Web Page www.aghllc.com

Members of The American Institute of CPAs, Georgia Society of CPAs, Enterprise Network

STOCK-TRAK, INC.
BALANCE SHEETS
AS OF DECEMBER 31,

ASSETS

	2006	2005
CURRENT ASSETS
Cash	$2,896	$—
Accounts receivable	101,053	14,375
Due from stockholder	88,061	—
Other current assets	6,094	8,750
Total current assets	198,104	23,125

PROPERTY AND EQUIPMENT
Furniture, fixtures and equipment	70,105	53,466
Accumulated depreciation	(49,221)	(43,975)
Net property and equipment	20,884	9,491

DUE FROM STOCKHOLDER	—	40,901

TOTAL ASSETS	$218,988	$73,517

LIABILITIES AND STOCKHOLDER’S EQUITY

	2006	2005
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$91,512	$62,729
Cash overdraft		1,041
Line of credit	20,000	73,561
Unearned revenue	15,000	22,100
Total liabilities	126,512	159,431

STOCKHOLDER’S EQUITY
Common stock, no par value, 9,000,000 shares issued and outstanding	55,950	4,174
Retained equity (deficit)	36,526	(90,088)

Total stockholder’s equity (deficit)	92,476	(85,914)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$218,988	$73,517

See Independent Auditors’ Report and Accompanying Notes

STOCK-TRAK, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,

	2006	2005
REVENUES
Simulation revenue	$962,860	$698,004
Advertising revenue	95,759	19,431

TOTAL REVENUES	1,058,619	717,435

OPERATING EXPENSES
Salary expense	529,964	290,205
Advertising expense	81,736	106,335
Depreciation expense	5,247	5,262
Interest expense	9,040	7,030
Other operating expenses	306,018	315,236

TOTAL OPERATING EXPENSES	932,005	724,068

NET INCOME (LOSS)	$126,614	$(6,633)

See Independent Auditors’ Report and Accompanying Notes

STOCK-TRAK, INC.
STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE YEARS ENDED DECEMBER 31,

	Common		Retained	Total
	Stock	Common	equity	stockholder’s
	(Shares)	Stock	(deficit)	equity (deficit)
Balance, January 1, 2005	9,000,000	$4,174	$(83,455)	$(79,281)
Net loss	—	—	(6,633)	(6,633)
Balance, December 31, 2005	9,000,000	4,174	(90,088)	(85,914)
Stock-based compensation	—	51,776		51,776
Net income	—	—	126,614	126,614
Balance, December 31, 2006	9,000,000	$55,950	$36,526	$92,476

See Independent Auditors’ Report and Accompanying Notes

STOCK-TRAK, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2006	2005
Cash flows from operating activities:
Net income (loss)	$126,614	$(6,633)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	5,247	5,262
Amortization
Stock-based compensation expense	51,776
Change in:
Accounts receivable	(86,678)	(2,374)
Due from stockholder	(47,160)	(32,931)
Other current assets	2,656	(2,200)
Accounts payable and accrued liabilities	28,783	5,522
Unearned revenue	(7,100)	12,100
Net cash provided by (used in) operating activities	74,138	(21,254)
Cash flows from investing activities:
Purchase of property and equipment	(16,640)	(1,336)
Net cash used by investing activities	(16,640)	(1,336)
Cash flows from financing activities:
Net payments on lines of credit	(53,561)	24,913
Net cash provided by (used in) financing activities	(53,561)	24,913
Net increase in cash	3,937	2,323
Cash, beginning of period	(1,041)	(3,364)
Cash, end of period	$2,896	$(1,041)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$9,288	$6,782

See Independent Auditors’ Report and Accompanying Notes

STOCK-TRAK, INC.
NOTES TO FINANICAL STATEMENTS

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Stock-Trak, Inc. (the Company) is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management who is responsible for its integrity and objectivity.  These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

Nature of operations

The Company, a Georgia Subchapter S Corporation, was incorporated on April 24, 1992.  The Company offers comprehensive financial simulations for educational and corporate institutions as well as individuals through standard or highly customized internet portals.

Use of estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition

The Company recognizes set up fees upon completion and access fees over the period in which services are provided.

Advertising and marketing costs

The Company’s policy is to expense advertising and marketing costs as incurred.  During the years ended December 31, 2006 and 2005, advertising and marketing expense was $81,736 and $106,335, respectively.

Income taxes

The Company elected under the Internal Revenue Code to be taxed as an S corporation.  In lieu of corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company’s taxable income.  Therefore, no provision or liability for income taxes has been included in these financial statements.

Accounts receivable

Accounts receivable consist of customer payments due but not received.  An allowance for doubtful accounts is based upon reviews of individual accounts, current economic conditions and other pertinent factors.  At December 31, 2006 and 2005, the Company had no such allowance.

See Independent Auditors’ Report

NOTE B — PROPERTY AND EQUIPMENT

Property and equipment are recorded at original cost and depreciated over their estimated useful lives using straight-line method.  Estimated useful lives of furniture, fixtures and equipment are 5 - 7 years.

The Company evaluates its investments in property and equipment to assess whether any impairment indicators are present that would impact the recovery of the recorded value.  If the investment were impaired, a loss would be provided to reduce the carrying value to the estimated fair value.  Estimates of fair value would be based on valuation techniques including the present value of discounted cash flows.  No indicators of impairment were noted for the years then ended December 31, 2006 and 2005.

Depreciation expense for the years then ended December 31, 2006 and 2005 was $5,247 and $5,262, respectively.  Expenditures that extend the useful lives of property and equipment are capitalized.  Expenditures for repairs and maintenance are expensed as incurred.

NOTE C — LINE OF CREDIT

On May 26, 2004, the Company entered into a line of credit agreement with a financial institution.  The credit facility has a limit of $50,000 and bears interest at Prime plus 3.75%.  The credit facility is guaranteed by the Company’s owner.  The balance on this credit facility was $0 and $49,420  at December 31, 2006 and 2005, respectively.

On June 17, 2005, the Company entered into a line of credit agreement with another financial institution.  This credit facility has a limit of $25,000, bears interest at Prime plus 0.99% and had a balance of $20,000 and $24,141 at December 31, 2006 and 2005, respectively.

NOTE D — STOCK OPTION PLAN

During 2006 the Company had a share-based compensation plan, which is described below.  The compensation cost that has been charged against income for this plan was $51,776 for the year ended December 31, 2006.

The Company’s 2006 Stock Incentive Plan (the “Plan”), which is stockholder-approved, permits the grant of stock options to its employees.  The Company believes that such awards better align the interest of its employees with those of it stockholders.  Option awards are generally granted with an exercise price equal to the estimated market price of the Company’s stock at the date of the grant; those option awards generally vest based on 3 years of continuous service and have 10 year contractual terms.

See Independent Auditors’ Report

NOTE D — STOCK OPTION PLAN (CONTINUED)

The fair value of each option award is estimated based on the date of grant using a closed form option valuation model that uses the assumptions noted in the following table at the date of grant.  Expected volatilities are based on implied volatilities from traded stocks in similar industries, history of the Company’s stock and other factors.   At the date of the grant the Company assumed that options with three year vesting periods would have a three year expected term, options with immediate vesting would have an eight month expected term, no estimated dividends or forfeitures, and that the risk free rate was equal to the U.S. Treasury Bill rate.  All options were price at $0.25 which was the estimated share price at the date of grant.  Management estimated volatility at .5.

A summary of the option activity under the Plan as of December 31, 2006, and changes during the year then ended is presented below:

Options	Shares	Weighted Average Price	Exercise Price	Weighted Average Remaining Contractual Term

Granted	750,000	$0.15	$0.25	9.47 years
Outstanding at December 31, 2006	750,000	$0.15	$0.25	9.47 years

Exercisable at December 31, 2006	400,000	$0.10	$0.25	9.42 years

NOTE E — COMMITMENTS & CONTINGENCIES

The Company negotiated a non-cancelable operating lease for office space effective February 1, 2001.  The lease requires monthly payments of $3,550 and terminates on February 28, 2006.

On January 30, 2006, the Company entered into a non-cancelable operating lease for office space effective February 16, 2006.  The lease calls for monthly payments and expires June 30, 2009.

The following is a schedule of future minimum rental payments required under the above operating leases:

December 31, 2007	$32,821
December 31, 2008	34,137
December 31, 2009	17,639

$84,597

See Independent Auditors’ Report

NOTE E — COMMITMENTS & CONTINGENCIES (CONTINUED)

Rent expense for the year ended December 31, 2006 and 2005 was $32,715 and $42,606, respectively.

NOTE F — RELATED PARTY TRANSATIONS

During the year ended December 31, 2006 and 2005, the Company had $88,061 and $40,901 due from its stockholder.  This outstanding balance was due to be repaid in January of 2007.

NOTE G — SUBSEQUENT EVENTS

Subsequent to December 31, 2006, the Company entered into a merger agreement with a third party.  As part of this agreement the Company’s stockholder will exchange all of its outstanding stock for a cash payment and shares of the third party’s stock.

See Independent Auditors’ Report